Exhibit 99.1

Sinoenergy Signs Agreement with Sinopec

QINGDAO, China, June 18 /Xinhua-PRNewswire-FirstCall/ -- Sinoenergy Corporation (OTC Bulletin Board: SNEN), ("Sinoenergy" or the "Company"), a major manufacturer of compressed natural gas (CNG) filling station equipment and car/bus conversion kits in China, as well as an emerging developer and operator of natural gas filling stations in China, announced today that it has signed a natural gas sale and purchase agreement between the Company’s 55% subsidiary, Anhui Gather Energy Gas Co., Ltd. and with China Petroleum and Chemical Corporation (“Sinopec”) (NYSE: SHI), to replace the former letter of intent signed on May 21, 2007.

The agreement sets forth Sinopec’s intention of providing Anhui Gather an initial annual volume of 50 million cubic meters per year increasing to not more than 200 cubic meters per year. The actual sales volume for every year as well as the sales price is subject to annual natural gas purchase agreements. Sinopec is to begin supplying Anhui Gather Energy once the Sichuan-Shanghai natural gas pipeline is operational, which is expected to occur in the first half of 2009.

In the interim, Sinoenergy will supply its 30 CNG filling stations under its existing quota agreement with PetroChina and some other CNG whole sellers for up to 100 million cubic meters of natural gas per year.

“We believe that our agreement with Sinopec will provide us with an abundant and long-term natural gas quota to support our efforts to win market share in the wholesale and retail markets in Central and Eastern China,” said Mr. Deng Tianzhou, Chairman of Sinoenergy. “As our new filling stations come online, the CNG wholesale and retail business will gradually become the major driver behind Sinoenergy’s revenue growth and promote the growth of our other business segments.”

Sinoenergy is currently in a growth campaign, which involves the construction and operation of 30 new CNG filling stations. Construction is currently underway at 6 stations, with 10 filling stations in the design phase and the remaining 14 stations in the early preparation stage. The Company expects to open the first batch filling stations in August 2007, with the remainder up by the end of 2007.

About Sinoenergy: Sinoenergy is a manufacturer of compressed natural gas (CNG) vehicle equipment and gas station equipment as well as a designer, developer and builder of CNG stations in China. In addition to its CNG related products, the Company also manufactures a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries.

 Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s ability to raise additional capital to finance the Company’s activities; the projected completion of the Sichuan-Shanghai pipeline; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which its current liquidity will enable the Company to fund its operations; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For more information, please contact:

Sinoenergy Corporation
Ms. Laby Wu, CFO
Tel: +86-10-8492-8149
Email: labywu@gmail.com

CCG Elite Investor Relations Inc.
Mr. Crocker Coulson, President
Tel: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com